Exhibit 3.854

FILED in the Office of the Secretary of State of Texas DEC 28 1999

Corporations Section
ARTICLES OF CONVERSION
OF
REPUBLIC WASTE SERVICES OF TEXAS, INC.,
a Texas corporation
INTO
REPUBLIC WASTE SERVICES OF TEXAS, LTD.,
a Texas Limited Partnership
     Pursuant to the provisions of Article 5.18 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Conversion.
     A Plan of Conversion has been adopted by the undersigned corporation in accordance with the provisions of Article 5.17 of the Texas Business Corporation Act which provides for the conversion of Republic Waste Services of Texas, Inc., a Texas corporation (the “Converting Entity”), into Republic Waste Services of Texas, Ltd., a Texas limited partnership (the “Converted Entity”). The executed and approved Plan of Conversion is on file at the principal address, the office of the Converting Entity and the office of the Converted Entity, located at 110 S.E. 6th Street, 28th Floor, Ft. Lauderdale, FL, 3330, and will remain on file at this address from and after the date of conversion. A copy of the Plan of Conversion will be furnished by the Converting entity prior to the conversion upon written request by any shareholder. A copy of such Plan of Conversion will be furnished by the Converted Entity, without cost, upon conclusion of the conversion at the request of any shareholder of the Converting Entity or any partner of the Converted Entity.
1.	The name of the Converting Entity participating in the conversion and the State under which it is incorporated are as follows:

Name of Converting Entity	State

Republic Waste Services of Texas, Inc.	Texas
2.	The Plan of Conversion was duly approved by the sole shareholder of the Converting Entity as set forth below.

		Number of Shares	Number of Shares
3.	Name of Converting Entity	Authorized	Issued
	Republic Waste Services of Texas, Inc.	Common — 1,000	100
As to the Converting Entity, the total number of shares voted for and against the plan, and, as to each class entitled to vote thereon as a class, the number of shares of each such class voted for and against the plan are as follows:

	Number of Common Shares
Name of Converting Entity	Total Voted For	Total Voted Against
Republic Waste Services of Texas, Inc.	100	0
4.	The Converted Entity will be responsible for the payment of all fees and franchise taxes of the Converting Entity and will be obligated to pay any fees and franchise taxes.

5.	As to the Converting Entity, the approval of the Plan of Conversion was duly authorized by all action required by the laws of the State of Texas, under which it was incorporated and by its constituent documents.

6.	These Articles of Conversion are not to be effective when filed by the Secretary of State, but, rather, the delayed effective date is December 31,1999.

REPUBLIC WASTE SERVICES OF TEXAS, INC.
By:	/s/ David A. Barclay
David A. Barclay, Vice President

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697
**See the attached Addendum
CERTIFICATE OF LIMITED PARTNERSHIP
1.	The name of the limited partnership is Republic Waste Services of Texas, Ltd.

2.	The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient) c/o CT Corporation System, 350 N. St. Paul Street, Dallas, TX 75201 and the name of its proposed registered agent in Texas at such address is CT Corporation System

3.	The address of the principal office in the United States where records of the partnership are to be kept or made available is 110 S.E. 6th Street, 28th Floor, Ft. Lauderdale, FL 33301

4.	The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

	MAILING ADDRESS	STREET ADDRESS
	(include city, state, zip	(include city, state, zip
NAME	code)	code)

Republic Waste Services of Texas GP, Inc.		110 S.E. 6th St.,28th Floor Ft. Lauderdale, FL 33301
Date Signed: 12 - 22 - 99

Republic Waste Services of Texas GP, Inc. General Partners
By:	/s/ David A. Barclay
David A. Barclay, Vice President

Addendum to the
CERTIFICATE OF LIMITED PARTNERSHIP OF
REPUBLIC WASTE SERVICES OF TEXAS, LTD.
     This limited partnership is being created pursuant to the Articles and Plan of Conversion of Republic Waste Services of Texas, Inc., a Texas corporation, converting into Republic Waste Services of Texas, Ltd., a Texas Limited Partnership.
     Republic Waste Services of Texas, Inc., a Texas corporation, the converting entity, was incorporated in the State of Texas on November 17, 1999. The address of Republic Waste Services of Texas, Inc. is 110 S.E. 6th Street, 28th Floor, Ft. Lauderdale, Florida, 33301.

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas JAN 15 2009 Corporations Section

 (Illegible)
The name of the filing entity is:
Republic Waste Services of Texas, Ltd.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.
The filing entity is a: (Select the appropriate entity type below.)
☐	For-profit Corporation

☐	Nonprofit Corporation

☐	Cooperative Association

☐	Limited Liability Company
☐	Professional Corporation

☐	Professional Limited Liability Company

☐	Professional Association

☑	Limited Partnership

The file number issued to the filing entity by the secretary of state is: 0012916510
The date of formation of the entity is: 11/17/1999

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1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)
The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:
The name of the filing entity is: (state the new name of the entity below)
NA

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.
2. Amended Registered Agent/Registered Office
The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:
Form 424

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Registered Agent
(Complete either A or B, but not both. Also complete C.)
☐ A. The registered agent is an organization (cannot be entity named above) by the name of:
NA

OR
☐ B. The registered agent is an individual resident of the state whose name is:

NA

First Name	M.I.	Last Name	Suffix
C. The business address of the registered agent and the registered office address is:

NA		TX

Street Address (No P.O. Box)	City	State	Zip Code
3. Other Added, Altered, or Deleted Provisions
Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.
Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☑ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:
Article 4—Principal Office is hereby altered to read: The address of the principal office of the limited partnership in the United States where records are to be kept or made available under section 153.551 of the Texas Business Organizations Code is: 18500 North Allied Way Phoenix, Arizona 85054 USA

☐ Delete each of the provisions identified below from the certificate of formation.

 (Illegible)
The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

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A. ☑ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing.
The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time.
The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

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The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.
Date: 1/13/09

/s/ Jo Lynn White
Jo Lynn White
Secretary of Republic Waste Services of Texas GP, Inc., General Partner Signature and title of authorized person(s) (see instructions)

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